Exhibit 99.2

Amesite Delivers Successful, Full Scale, Global Enterprise Learning Solution for EWIE Group of Companies with Case Study

October 17, 2022

DETROIT, Oct. 17, 2022 (GLOBE NEWSWIRE) -- Amesite Inc. (NASDAQ: AMST), a leading artificial intelligence software company offering a cloud-based learning platform for business and education markets, released a case study on their partner, EWIE Group of Companies (EGC), highlighting successful results of their training and upskilling initiatives for nearly 1,000 employees in 10 countries.

EGC is a supplier group that provides manufacturing, products and supply chain solutions to companies across automotive, aerospace, medical, agriculture and energy industries. It currently manages over 3.25 million parts comprising millions of dollars of inventory at over 243 factories globally.

“We know that people are our most important resource. Having people with the most advanced skills is a huge competitive advantage for us,” said Jay Mullick, President of EWIE Group of Companies. “Amesite is at the center of all our business process training at EGC. We have appreciated their support of their team throughout the relationship. Using Amesite’s global upskilling technology platform enables our people to gain the know-how to meet our most demanding customers’ needs, quickly and efficiently.”

“It is an honor to be partnered with a group of companies that is committed to upskilling their workforce,” commented Dr. Ann Marie Sastry, Founder & CEO of Amesite. “Enterprises need our solution because we can integrate with existing systems, launch high performance training, and deliver global learning programs in days. We look forward to expanding our business customer base with these capabilities.”

In Partnership with Amesite, EGC’s expert training professionals were able to onboard over 50 courses in just 4 days. Less than a quarter after courses began, employee scores were 91%, against a target of 70% for passing. The full case study can be accessed at https://lp.amesite.io/egc-case-study.

About Amesite Inc.

Amesite delivers its scalable, customizable, white-labeled online learning platform to universities, businesses, museums, and government agencies, enabling them to deliver outstanding digital learning. Amesite provides a single system that combines eCommerce, instruction, engagement, analytics, and administration using best-in-class infrastructure to serve multi-billion-dollar online learning markets. For more information, visit www.amesite.io.

About EWIE Group of Companies (EGC)

EGC is a supplier group providing manufacturing and supply chain management services. It is comprised of the following businesses:

Azoth: A leader in customized mass production of small complex metal parts using 3D printing technology. www.azoth3D.com

EGC Supply: An ecommerce platform enabling b2b transactions to reduce spend and transaction costs. www.egcsupply.com

EWIE: A global leader in providing supply chain process optimization solutions for metalworking tools and chemicals. www.ewie.com

PSMI: A global leader in providing facilities management and supply chain management services to improve operational efficiencies and reduce spend. www.psmicorp.com

GS&S: A gage and measurement management business providing quality management and consulting services. www.gsnscorp.com

SourcePro: A market leader in providing MRO (Maintenance, Repair and Operating goods) supply solutions and Inventory management solutions. www.sourcepro.com

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters.

Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Christine Petraglia

TraDigital IR

(917) 633-8980

christine@tradigitalir.com

607 Shelby St Ste 700

PMB 214

Detroit, MI 48226

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